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                                                                   EXHIBIT 10.38


                                  POOL COMPANY
                            POOL ENERGY SERVICES CO.
                              10375 RICHMOND AVENUE
                              HOUSTON, TEXAS 77042



                                 August 20, 1997

Robert D. Hillman
P.O. Box 884
Rancho Santa Fe, CA 92067

Barbara A. Hillman
11436 Berwick Street
Los Angeles, CA 90049

Richard H. Hillman
Hillman Capital Partners
2665 Main Street, Suite 260
Santa Monica, CA 90405

Robert D. Hillman, Jr.
307 E. 8th Street, #4A
New York, NY 10009

Ladies and Gentlemen:

         In connection with the Stock Purchase Agreement (the "Agreement") dated as of June 13, 1995 by and among Robert D. Hillman, Barbara A. Hillman, Richard
H. Hillman, Robert D. Hillman, Jr., Golden Pacific Corp., Pool Company, a Texas corporation ("Pool"), and Pool Energy Services Co., a Texas corporation ("PESCO"), and in order to resolve various issues that have arisen in connection with the interpretation of Section 2.3(e) of the Agreement and PESCO's claim for indemnification pursuant to Section 8.1(a)(ii) of the Agreement, this will confirm that we have agreed as follows:

         1. Sales of PESCO Stock

         (a) Each of you have the option to sell any or all of the shares of PESCO Stock that you received at the Closing within the next ninety
         (90) days in accordance with the provisions of this letter agreement, rather than the provisions of Section 2.3(e) of the Agreement. Notwithstanding the terms of Section 2.3(e) or any other contrary provision of the Agreement, each of you shall be entitled to retain all of the proceeds realized upon any such sales of your shares of PESCO Stock, provided, however, that the outstanding principal amount of each of your respective Notes shall be reduced as of the month-end following such sales by an amount (the "Stock Reduction Amount") equivalent to forty percent (40%) of the net amount of (i) the gross

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August 20, 1997
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         proceeds you realize upon the consummation of such sales, minus (ii)
         $8.9355 per share sold, minus (iii) the amount of all brokerage commissions and other similar expenses you incur in consummating such sales.

         (b) PESCO will apply the Stock Reduction Amount adjustments to the last maturing principal installments on the Notes and such adjustments shall not be treated as a prepayment of the Notes subject to prepayment penalties. In order to facilitate calculation of your respective Stock Reduction Amounts, you will promptly deliver true and complete copies of all relevant sales confirmations and other related documentation to PESCO.

         (c) Immediately upon receipt of a duly executed certificate in the form attached hereto as Exhibit A, PESCO will cause its counsel to supply to its transfer agent such opinions as are necessary to cause the transfer agent to promptly transfer and/or issue replacement certificates evidencing your shares free of any restrictive legend or stop transfer orders.

         2. Release of Indemnification Liabilities. If, and only if, all of you sell all of the shares of PESCO Stock that you received at the Closing within the next ninety (90) days, then:

         (a) Effective as of November 30, 1997, PESCO will reduce the outstanding principal amount of the Notes by an aggregate amount of $900,000 (the "Indemnification Reduction Amount") in full settlement and release of any and all amounts payable to PESCO, Pool or any of their past, present or former affiliates by any of you pursuant to the provisions of Sections 8.1(a) and 8.1(c) of the Agreement. PESCO will divide the Indemnification Reduction Amount among each of your respective Notes as follows: Robert D. Hillman -- $358,083.00, Barbara
         A. Hillman -- $241,213.50, Richard H. Hillman -- $241,213.50, and
         Robert D. Hillman, Jr. -- $59,490.00. Such adjustments shall be made to the last maturing principal installments on the Notes and such adjustments shall not be treated as a prepayment of the Notes subject to prepayment penalties; and

         (b) Notwithstanding any contrary provision of the Agreement, the Notes, or any of the agreements related thereto, none of you shall under any circumstances have any further liability of any kind or nature whatsoever to PESCO, Pool or any of their past, present or future affiliates in any way arising out of or relating to the transactions contemplated by the Agreement, the operations of the Business, or the terms of the Agreement, the Notes, or any of the agreements related thereto, except as expressly set forth herein and in Sections 8.1(b),
         7.1 and 7.2 of the Agreement.

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August 20, 1997
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         3. No Admission. The Indemnification Reduction Amount provided for in
         Section 2(a) above represents a compromise and settlement with respect to an issue currently in dispute and does not constitute an admission by any party with respect to indemnification amounts that would be due pursuant to Sections 8.1(a) and 8.1(c) of the Agreement in the absence of the compromise and settlement contemplated by Section 2 above.

         4. No Amendment. Except as expressly set forth herein, nothing herein shall be deemed to amend, modify or waive any of the terms or provisions of the Agreement, the Notes, or any of the agreements related thereto.

         As evidence of your agreement with, and consent to, the foregoing, kindly execute and return the enclosed copy of this letter, which will render it a binding agreement by and among PESCO and each of you as of the date first set forth above. This letter agreement may be executed in one or more counterparts each of which taken together shall constitute but one and the same instrument. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Agreement.

                                         Very truly yours,

                                         /s/ E. J. SPILLARD
                                         --------------------------------
                                         E. J. Spillard
                                         Senior Vice President -- Finance
                                         Pool Company
                                         Pool Energy Services Co.

Accepted and Agreed:

 /s/ ROBERT D. HILLMAN
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Robert D. Hillman

 /s/ BARBARA A. HILLMAN
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Barbara A. Hillman

 /s/ RICHARD H. HILLMAN
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Richard H. Hillman

 /s/ ROBERT D. HILLMAN, JR.
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Robert D. Hillman, Jr.